Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

For Office Use Only
WY Secretary of State
FILED: Nov 18 2020 3:29PM
Original ID: 2020-000959398

Profit Corporation
Articles of Incorporation

I. The name of the profit corporation is:
BiologX, Inc.

II. The name and physical address of the registered agent of the profit corporation is:
Paracorp Incorporated
1920 Thomes Ave Ste 610
Cheyenne, WY 82001

III. The mailing address of the profit corporation is:
2802 Flintrock Trace, Ste 303
Austin, TX 78738

IV. The principal office address of the profit corporation is:
2802 Flintrock Trace, Ste 303
Austin, TX 78738

V. The number, par value, and class of shares the profit corporation corporation will have the authority to issue are:

Number of Common Shares:	40,000,000	Common Par Value:	$0.0010
Number of Preferred Shares:	10,000,000	Preferred Par Value:	$0.0010

VI. The name and address of each incorporator is as follows:
Wallace A Glausi
3673 Canadian Way, Tucker, GA 30084

VII. Additional Article:
PREFERRED STOCK. The Board of Directors ("Board") is expressly authorized, at any time and without shareholder approval, to perform any and all such actions with regard to classes and shares of Preferred Stock as set forth in Section 17-16-602 of the Wyoming Business Corporation Act. Before issuing any shares of a class or series created under such Section 17-16-602, the corporation shall deliver to the secretary of state for filing articles of amendment effecting the provisions and setting forth the terms determined under subsection (a) of said Section 17-16-602.

VIII. Additional Article:
VOTING. On all matters submitted to the shareholders for a vote, the common stock and the preferred stock vote as a group, as follows:
Each share of preferred stock has 10 votes per share, or a total of 100,000,000 votes for all 10,000,000 shares of preferred stock issued and outstanding. Each share of common stock has one vote per share, or a total of 10,000,000 votes for all 10,000,000 shares of common stock issued and outstanding as of the date of this offering. The vote of the preferred stock, voting as a class, is determined by a supermajority vote of at least 65% of the preferred stock. The Common Stock and the Preferred Stock vote as a single class ONLY as provided elsewhere in these Articles or the Bylaws; otherwise, the Common Stock and Preferred Stock each vote as a separate class.

Signature: *Wallace A Glausi* Date: **11/18/2020**

Print Name: **Wallace A Glausi**

Title: **Incorporator**

Email: **rjb@wagunify.com**

Daytime Phone #: **(503) 515-3657**

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101
Cheyenne, WY 82002-0020
Ph. 307-777-7311

☑ I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

☑ I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17-16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

☑ I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

☑ I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

☑ I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

☑ I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Wallace A Glausi

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a) A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i) Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii) Makes any materially false, fictitious or fraudulent statement or representation; or

(iii) Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

☑ I acknowledge having read W.S. 6-5-308.

Filer is: ☑ An Individual ☐ An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature: *Wallace A Glausi* Date: **11/18/2020**

Print Name: **Wallace A Glausi**

Title: **Incorporator**

Email: **rjb@wagunify.com**

Daytime Phone #: **(503) 515-3657**

Wyoming
Secretary of State

Wyoming Secretary of State
Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Paracorp Incorporated, whose registered office is located at **1920 Thomes Ave Ste 610, Cheyenne, WY 82001**, voluntarily consented to serve as the registered agent for **BiologX, Inc.** and has certified they are in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature: *Wallace A Glausi* Date: **11/18/2020**

Print Name: **Wallace A Glausi**

Title: **Incorporator**

Email: **rjb@wagunify.com**

Daytime Phone #: **(503) 515-3657**

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

BiologX, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **18th** day of **November**, **2020** at **3:29 PM.**

Remainder intentionally left blank.


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 11/18/2020

Edward A. Buchanan
Secretary of State

Filed Online By:
Wallace A Glausi
on 11/18/2020